EXHIBIT 1.1(A)

                               BROKER REGISTRATION
                               -------------------

Broker's Name:
                    ------------------------------------------------------------
Broker's Address:
                    ------------------------------------------------------------
Broker's Phone No.:
                    ------------------------------------------------------------
Associates' Name:
                    ------------------------------------------------------------
Purchaser's Name:
                    ------------------------------------------------------------
Broker's Florida License No.:
                              --------------------------------------------------

Broker's Federal ID No.:  ------------------------------------------------------


         This is to certify that I am a real estate broker duly licensed as such by the State of Florida, and am the procuring cause of the above-identified prospective purchaser(s) visiting FORTUNE HOUSE - FORT LAUDERDALE BEACH CONDOMINIUM HOTEL (the "Condominium").

         By countersigning this registration, TERREMARK FORTUNE HOUSE #2, LTD., a Florida limited partnership ("Developer") acknowledges and agrees that in the event that the above-identified prospective purchaser(s) enters into a binding contract for the purchase and sale of a unit in the Condominium ("Unit") within 90 days from the date of this Registration, and the sale of the Unit actually closes, Developer will pay me a commission of ________________ (___%) of the purchase price of the Unit, said commission to be earned only upon purchaser's closing on title to the Unit and to be paid as follows:

          (a) an advance of ____ of the commission following the purchaser's execution of a purchase agreement, deposit of the earnest money required by Developer at execution of the purchase agreement, expiration of the initial 15 day rescission period, and expiration of any mortgage financing contingency period;

          (b) the remaining ____ of the commission upon purchaser's closing on title to the Unit.

         Anything to the contrary notwithstanding, I shall not be entitled to any commission whatsoever as to the sale of a Unit which fails to close for any reason whatsoever, including, without limitation, the default of Developer. In the event that a contract is cancelled and/or a sale fails to close for any reason whatsoever, then such portion of the applicable commission with respect thereto as has been previously advanced to me shall be credited against the commissions next coming due to me, if any, or, upon demand by Developer, shall be immediately repaid by me to Developer.

         I certify that I am the only broker with whom the prospective purchaser(s) has dealt in this regard and agree to indemnify you and hold you harmless for and from any claim by any other agent/broker that such agent/broker is entitled to any commission, finder's fee or other compensation arising from the purchase described above. Additionally, as a material consideration for the execution of this Registration, Broker agrees that it shall not give any portion of any commissions (or advances thereof) or any other thing of value to any of Developer's salespersons, other brokers, employees and/or contractors. In the event of any breach of the foregoing, this Registration agreement shall automatically be terminated, any advances against commissions shall be immediately repaid by Broker to Developer, Broker shall not be entitled to receive any further commissions (or advances thereof) hereunder.

                    (executions appear on the following page)

EXHIBIT 1.1(A)

                                            "BROKER"

                                            By:
                                               ---------------------------------

                                            Date:
                                                  ------------------------------

This Registration has been Acknowledged and Accepted by:

"DEVELOPER"


By:
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